Exhibit 2(s)

Power of Attorney

           I, Meyer Feldberg, the undersigned Director of UBS Tamarack International Fund, L.L.C, UBS M2 Fund, L.L.C. and UBS Multi-Strat Fund, L.L.C. (the "Funds"), hereby authorize each of Michael Mascis and Mitchell A. Tanzman, as attorneys-in-fact, to sign on my behalf in the capacity indicated in each of the Registration Statements or amendments thereto (including post-effective amendments) for each of the Funds and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By: /s/ Meyer Feldberg
       Name: Meyer Feldberg
       Title: Director

Dated as of January 20, 2005